CREDIT FACILITY LETTER AGREEMENT

November 15, 2019

Clinton Special Opportunities Fund LLC
510 Madison Avenue, 9th Floor

New York, NY 10022
Attention: George E. Hall

Dear George:

The undersigned, GlassBridge Enterprises, Inc. (the “Lender”), hereby agrees to loan to Clinton Special Opportunities Fund LLC (the “Borrower”) from time to time until November 15, 2020 (the “Maturity Date”), in one or more advances, the aggregate principal amount of up to $1,000,000. Accrued and unpaid interest on loans made under this Agreement shall be repaid by the Borrower on the last business day of February, May, August, and on the Maturity Date, and and all unpaid principal shall be payable in full on the Maturity Date. All such advances shall be made on the terms and conditions contained in, and with a repayment obligation to be evidenced by, the attached promissory note.

The proceeds of the loans described herein are to be used by the Borrower for general working capital and liquidity purposes. Any request for an advance under the promissory note shall be received by Lender not less than three (3) business days prior to the requested date of such advance unless waived by Lender in Lender’s sole discretion.

The Borrower agrees that upon the execution of this letter agreement, it shall pay to Lender, an origination fee in the amount of $20,000, which you agree may be paid from the proceeds of the initial loan made by Lender. The entire amount of the origination fee shall be fully earned and shall be due and payable on the date of the execution of this letter agreement.

As a condition precedent to the making of the initial advance by the Lender, the Borrower is required to provide us with: (i) an executed copy of this letter agreement, (ii) an executed copy of the promissory note annexed hereto, (iii) an executed copy of the Pledge and Security Agreement in favor of Lender securing Borrower’s obligations to Lender under the promissory note, (iv) an executed guaranty by George E. Hall in favor of Lender guaranteeing Borrower’s obligations to Lender under the promissory note, and (v) such other documents as the Lender may reasonably request.

The loans shall be secured by the collateral described in the Pledge and Security Agreement, which shall include all of the Borrower’s personal property including, but not limited to, Borrower’s ownership interests in GlassBridge Enterprises, Inc.

For the avoidance of doubt, this letter agreement shall survive the making of the loans to be made by us to you hereunder and shall remain in effect so long as the promissory note or any of the obligations thereunder shall remain unpaid.

All notices, demands or requests relating to any matter set forth herein shall be in writing and shall be served by delivery, certified U.S. mail, return receipt requested, or by a reputable commercial carrier that provides a receipt. All such notices, demands or requests shall be with postage thereon fully prepaid, and addressed to the party so to be served at its address stated below, or at such other address as such party shall have specified by notice as provided herein. Any such notice, demand or request shall be deemed effective on the day of actual delivery or upon the fifth business day after the date of mailing, whichever is earlier in time. Notices shall be addressed as follows:

If to Borrower, to Borrower at the address set forth above.

If to the undersigned, to it at the following address:

GlassBridge Enterprises, Inc.
510 Madison Avenue, 9th Floor
New York, NY 10022
Attention: Daniel Strauss

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Delivery by either party to this letter agreement of an executed counterpart hereof by facsimile, PDF or other electronic transmission shall constitute good and effective delivery hereof for all purposes hereof.

[Signature Page Follows]

2

If the foregoing correctly reflects our understanding, please countersign this letter agreement in the space provided below and sign the attached promissory note, whereupon this will become a binding agreement between us.

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Joseph De Perio
Name:	Joseph De Perio
Title:	Executive Chairman

Accepted and agreed as of the
date first above written.

CLINTON SPECIAL OPPORTUNITIES
FUND LLC

By:	/s/ George E. Hall
Name:	George E. Hall
Title:	Member

3

PROMISSORY NOTE

November 15, 2019

FOR VALUE RECEIVED, the undersigned, Clinton Special Opportunities Fund LLC (“Borrower”), hereby promises to pay to GlassBridge Enterprises, Inc. (along with any other registered holder hereof, “Lender”), or registered assigns, an amount equal to the sum of all amounts that shall have been advanced (each such advance, an “Advance”) to Borrower by Lender pursuant to the letter agreement, dated as of the date hereof (the “Credit Agreement”), between Borrower and Lender, and then remains unpaid, in lawful money of the United States of America, together with (a) interest at the applicable Interest Rate (as hereinafter defined) for each Advance on the principal amount of such Advance, in the case of each such Advance for the period beginning on (and including) the date of such Advance and ending on (but excluding) the date on which such Advance is paid in full, and (b) all charges, amounts and other sums due and payable hereunder. This Note is being made by Borrower to evidence Borrower’s obligation to repay amounts advanced by Lender pursuant to the Credit Agreement, and shall be secured by the collateral described in the Pledge and Security Agreement dated as of even date herewith by and between the Borrower and the Lender (as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time to time, the “Security Agreement”, and the Security Agreement, together with the letter agreement of even date herewith between the Borrower and the Lender are, together with this Promissory Note, referred to as the “Loan Documents”). All amounts outstanding hereunder shall be repaid in full on or before November 15, 2020 (the “Maturity Date”).

1. Interest; Mandatory Prepayments. (a) Interest on the amount of each Advance shall accrue in arrears at the Interest Rate for such Advance and shall be due and payable on each anniversary of this Note, for the period from (and including) the date of such Advance or, if later, the most recent date on which interest has been paid on such Advance, and on the date of payment in full. The term “Interest Rate” shall mean, for each Advance, ten percent (10%) per annum.

(b) Interest on the unpaid principal balance of each Advance shall at all times be computed on the basis of a 365-day year for the period beginning on (and including) the date of such Advance and ending on the date on which such Advance is paid in full.

2. Default. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest and all other sums due hereunder, shall, at the option of Lender and after written notice to Borrower, become immediately due and payable, upon the failure of Borrower to make any payment of principal, interest or other sums due hereunder without notice from Lender or upon the occurrence of any other default under any other Loan Document.

3. Waiver. Borrower hereby waives presentment and demand for payment, notice of dishonor, valuation and appraisement, protest and notice of protest with respect to this Note.

4. Voluntary and Mandatory Prepayments. Subject to Section 5, Borrower may prepay this Note without premium or penalty, in whole or in part, at any time, together with all accrued and unpaid interest at the time of such prepayment and all other sums due hereunder. Accrued and unpaid interest hereunder shall be repaid by the Borrower on the last business day of February, May, August, and on the Maturity Date, and all unpaid principal shall be repaid in full on the Maturity Date. Amounts repaid hereunder may be reborrowed until the business day prior to the Maturity Date.

5. Application of Payments. Unless Lender elects otherwise, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied in the following order of priority: first, to the payment of all fees, costs and expenses incurred by Lender pursuant to the Loan Documents; second, to the payment of any accrued and unpaid interest (applied to pay interest outstanding on some or all of the outstanding Advances, as determined by Borrower); and third, to repayment of the then remaining principal balance of the indebtedness evidenced by this Note (applied to some or all of the outstanding Advances, as determined by Borrower).

6. Advances. Lender is hereby authorized to record on Schedule I hereto, and any continuation sheets which Lender may attach thereto, (a) the date and amount of each Advance to Borrower made by Lender pursuant to the Credit Agreement (“Advances”), and (b) the date and amount of each payment or prepayment of principal of any Advances. No failure to so record or any error in so recording shall affect the obligation of Borrower to repay the Advances hereunder, together with interest thereon, as provided in this Note, and the outstanding principal balance of the Advances as set forth in Schedule I shall be presumed to be correct.

7. Transfer. This Note is a registered instrument and is assignable or transferable only upon surrender of this Note for registration or assignment or transfer, duly endorsed to the assignee or transferee, or accompanied by a written instrument of transfer duly executed, by the Lender or by his attorney duly authorized in writing.

8. Indemnity. If there is any default under this Note and this Note is placed in the hands of any attorney for collection or is collected through any court including any bankruptcy court, the Borrower promises and agrees to pay to the Lender his attorneys’ fees, court costs and all other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note as provided by the laws of the State of New York, or any other applicable law.

2

9. Miscellaneous. (a) All payments shall be made in lawful money of the United States of America, in immediately available funds.

(b) This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns (in the case of Lender, permitted registered assigns), and shall not be assigned by Borrower without the prior written consent of Lender. Lender may assign this Note without the prior written consent of Borrower.

(c) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ALL DISPUTES BETWEEN THE BORROWER AND THE LENDER, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER IN ANY LOCATION REASONABLY SELECTED BY THE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE BORROWER AGREES THAT HE WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER. THE BORROWER WAIVES ANY OBJECTION THAT HE MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS. THE BORROWER (AND BY ITS RECEIPT HEREOF, THE LENDER) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS PROMISSORY NOTE OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF THE LENDER OR ANY OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

(d) Any term of this Note may be amended or modified or the observance of any term of this Note may be waived (either generally or in a particular instance) only with the written consent of the Borrower and the Lender.

3

(e) The terms and provisions of this Note are severable. In the event of the unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law, such unenforceability or invalidity shall not render any other term, covenant, condition or provision hereunder unenforceable or invalid.

IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note as of the day and year first written above.

CLINTON SPECIAL OPPORTUNITIES FUND LLC

By:	/s/ George E. Hall
Name:	George E. Hall
Title:	Member

4

SCHEDULE I

Date	Amount of Advance	Amount of Principal Payment or Prepayment
11/15/19	$250,000